FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

August 12, 2004

ENERCORP, INC

 (Exact Name of Registrant as specified in its charter)

    COLORADO

   0-9083

     84-0768802

    (State or other jurisdiction

(Commission file number)

      (I.R.S. Employer

    of incorporation or

 Identification Number)

    organization)

   32751 Middlebelt Road, Ste. B

   Farmington Hills, MI

   48334

   (Address of Principal Executive Offices)

               (Zip Code)

Registrant's telephone number, including area code:  (248) 851-5651

                            N/A

Former name or former address, if changed from last report

Item 5: Other events.

On August 2, 2004, the Registrant issued to various investors 369,318 shares of 6% Cumulative Convertible Preferred Stock, Par Value $0.88/share. The Registrant received $325,000 for the newly issued Preferred shares.  The Preferred shares were sold at a price of $0.88/per share, convertible one for one to Common equal to the latest NAV (Net Asset Value) per common share at day’s end, June 30, 2004. The proceeds from this funding will be used for investment and working capital.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 12, 2004

ENERCORP, INC

By   /s/ Jeffrey E. Rautio

Jeffrey E. Rautio

President